EXHIBIT 10.16

                               OPTION AGREEMENT


      THIS OPTION AGREEMENT ("Agreement") is made and entered into as of the 21st day of March, 1997, by and between HIREL MARKETING, INC., a Florida corporation ("HMI") and GROUP 32 CORPORATION, a Florida corporation ("Group 32"), with the joinder of EDWARD T. TOLSON and VINCENT SCHUBERT, shareholders in Group 32 ("Group 32 Shareholders").

                             W I T N E S S E T H:

      WHEREAS, Hirel Holdings, Inc., the parent corporation of HMI ("HHI"), has previously loaned to Group 32 the sum of Two Hundred Thousand Dollars ($200,000) ("Loan"); and

      WHEREAS, in consideration for HHI making the Loan, Group 32 has agreed that HMI shall have the option, on the terms and conditions set forth herein, to cause the conveyance of substantially all of the assets of Group 32 to HMI or a direct or indirect subsidiary of HHI provided that such subsidiary is the successor to all of the business operations of the computer distribution division of HMI currently known as "Mac-In-Stock."

      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    Recitals; Defined Terms.   The foregoing recitals are true and
correct and are hereby incorporated by this reference. Except as otherwise defined herein, all defined terms shall have the meaning set forth in the Agreement and Plan of Reorganization ("Plan").

      2. Option. As additional consideration for HHI making the Loan, Group 32 hereby grants HMI the option ("Option") to require the reorganization of Group 32 with and into HMI or a direct or indirect subsidiary of HHI ("Reorganization") on substantially the terms and conditions of the Agreement and Plan of Reorganization attached hereto and made a part hereof as Exhibit A. The Option shall be exercised by HMI at any time prior to June 1, 1998, by HMI delivering written notice of such exercise to Group 32 and the Shareholders; provided that Group 32 and the Shareholders shall not be obligated to consummate the Reorganization in the event there has been a material adverse change in the financial condition of the Mac-In-Stock division of HMI as of such date when compared to the date of this Agreement. Any loans from Hirel Holdings, Inc. to Group 32 shall be assumed by HMI in connection with the Reorganization. Upon the consummation of the Reorganization, Edward Tolson shall enter into an employment agreement with HMI to become the chief executive officer of HMI at a compensation rate of $150,000 per annum plus a bonus equal to five percent (5%) of HMI's audited pre-tax net income for the applicable year.


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      3.    Adjustment of HMI Shares to Group 32 Shareholders.

            (a) The Agreement and Plan of Reorganization contemplates the issuance to Group 32 of 1,000,000 shares of common stock of HMI in connection with the Reorganization. The parties agree that the number of shares of HMI stock to be issued to pursuant to the Reorganization were calculated based upon the premise that the total number of issued and outstanding shares of HMI Common Stock immediately prior to the Reorganization would be not greater than 933,000, and the number of shares of HMI Voting Preferred Stock would be not greater than the sum of 2,000,000 shares of "Class A Preferred Stock" (as hereinafter defined), plus an additional number of shares of Class A Preferred Stock equal to the total amount invested by HHI in HMI from and after this date. For purposes of calculating the number of shares of Class A Preferred Stock to be issued to HHI for amounts invested after the date hereof, additional shares shall be issued at the rate of one share for each dollar invested unless the source of such funds were from the proceeds of a private placement by HHI of its common stock at a price discounted from its then current "Fair Market Value" (as hereinafter defined). In the event the source of such funds was from such a private placement, then the number of shares of Class A Preferred Stock to be issued to HHI shall be based upon the product of the number of shares of HHI common stock sold to fund the investment in HMI, multiplied by the then current Fair Market Value of the common stock of HHI (notwithstanding that the actual price at which the HHI common stock was sold may be less than the then Fair Market Value of such shares as quoted on the NASDAQ Small Cap Market). In the event that the number of shares of HMI Common Stock issued and outstanding immediately prior to the Reorganization shall be greater or lesser than 933,000, the number of shares of HMI stock to be issued to Group 32 shall be adjusted upward or downward on a pro rata basis.

      For purposes of this Agreement, "Fair Market Value" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading.

            (b) The "Class A Preferred Stock" shall mean voting stock having a redemption value of one dollar per share bearing a cumulative dividend of 10% per annum that may be redeemed at any time (in whole but not in part) for its redemption value plus any accrued and unpaid dividends with respect thereto, that is convertible into shares of HMI Common Stock, at the option of the holders thereof, at the conversion rate specified below if (i) the Class A Preferred Stock is not

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redeemed  prior to December 31,  1998,  and (ii) the pre-tax net earnings of the computer software division of HMI that was previously conducted as the business of Group 32 ("Group 32 Division") for the fiscal year ended December 31, 1998 is not at least $1,000,000 (after the payment of any amounts owed to Edward Tolson under his employment agreement with HMI). As a condition precedent for HMI to redeem the Class A Preferred Stock, (i) Vincent Montelione must be released from any guarantees of the obligations of HMI and (ii) any loans made by HHI to Group 32 prior to the date of exercise of the Option must have been repaid in full. The Class A Preferred Stock shall be convertible into shares of HMI Common Stock based upon the following conversion rate formula: (i) if the pre-tax net earnings of the Group 32 Division for the fiscal year ended December 31, 1998 are less than $500,000, each share of Class A Preferred Stock shall be convertible into four shares of HMI Common Stock and (ii) if the pre-tax net earnings of the Group 32 Division for the fiscal year ended December 31, 1998 are greater than $500,000, for each increment of $100,000 in excess of $500,000 of pre-tax net earnings of the Group 32 Division in such period, the conversion rate shall decrease by 20% on a dollar for dollar proportionate basis based upon a conversion rate of two shares of HMI Common Stock for each share of Class A Preferred Stock if such pre-tax net earnings are exactly $500,000. For example, if the pre-tax net earnings are $600,000, each share of Class A Preferred Stock shall be convertible into 1.6 shares of HMI Common Stock if the pre-tax net earnings are $750,000, each share of Class A Preferred Stock shall be convertible into 1 share of HMI Common Stock, and if the pre-tax net earnings are $900,000, each share of Class A Preferred Stock shall be convertible into .4 shares of HMI Common Stock. If the pre-tax earnings are between the foregoing intervals, the conversion ratio shall be interpolated based upon the foregoing. In the event that the Class A Preferred Stock is not redeemed by HMI on or before July 1, 1999, the holders of the Class A Preferred Stock shall have the right ("Put Right") to require HMI to purchase such shares by providing HMI with written notice of their exercise of such Put Right at a cash price per share equal to the redemption value of such shares plus any accrued and unpaid dividends. HMI shall be obligated to repurchase the shares of Class A Preferred Stock for which the Put Right is exercised within one hundred twenty (120) days of the exercise of the Put Right.

      4.    Approval of Agreement and Plan.

            (a) Group 32 hereby makes the following representations and warranties to HMI, each of which Group 32 represents to be true and correct on the date hereof and (except as Group 32 may notify the President of HMI in writing prior to the Closing) shall be deemed made again as of the Closing Date and represented by Group 32 to be true and correct on the Closing Date:

                  (i) The execution and delivery of this Agreement and the Plan by Group 32 and the performance of all Group 32's obligations hereunder and under the Plan have been duly authorized and approved by all requisite corporate action on the part of Group 32 pursuant to applicable Law. Group 32 has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder and under the Plan. This Agreement and each of the other documents, instruments and agreements executed by Group 32 in connection herewith constitute the valid and legally binding agreements of Group 32, enforceable against Group 32 in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency,

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reorganization,  moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

                  (ii) Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by Group 32 in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Group 32, any provision of any Contract to which Group 32 or its Assets may be bound, any Judgment or any Law; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, the capital stock of Group 32 or any of the Assets of Group 32; or
(iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Group 32.

                  (iii) The execution, delivery and performance by Group 32 of this Agreement and the consummation by Group 32 of the transactions contemplated hereby, including the adoption of the Plan, do not require any Consent that has not been received prior to the date hereof.

            (b) HMI hereby makes the following representations and warranties to Group 32, each of which HMI represents to be true and correct on the date hereof and (except as HMI may notify Group 32 in writing prior to the Closing) shall be deemed made again as of the Closing Date and represented by HMI to be true and correct on the Closing Date:

                  (i) The execution and delivery of this Agreement and the Plan by HMI and the performance of all HMI's obligations hereunder and under the Plan have been duly authorized and approved by all requisite corporate action on the part of HMI pursuant to applicable Law. HMI has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder. This Agreement and each of the other documents, instruments and agreements executed by HMI in connection herewith constitute the valid and legally binding agreements of HMI, enforceable against HMI in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

                  (ii) Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by HMI executed in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of HMI, any provision of any Contract to which HMI or its Assets may be bound, any Judgment to which HMI is bound or any Law applicable to HMI; or (ii) result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, any other

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capital stock of HMI or any of the Assets of HMI; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, HMI.

                  (iii) The execution, delivery and performance by HMI of this Agreement and the consummation by HMI of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

      5.    Termination and Remedies.

            (a) If, prior to the Closing Date, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth (5th) day after the date notice is given by the nondefaulting party to the defaulting party specifying the nature of such breach or default (or on or before the Closing Date if sooner), then the nondefaulting party may terminate this Agreement immediately upon notice to the defaulting party.

            (b) Group 32's Obligations under this Agreement are unique, and each party hereby expressly acknowledges that, in the event of a breach or default in the full and timely performance and satisfaction of any such obligation, it would be extremely difficult to measure the resulting damages. Accordingly, in the event of any breach or default by Group 32, then HMI shall be entitled, in addition to all other rights and remedies which it may have at law or in equity, to sue for and receive the remedy of specific performance, and Group 32 waives the defense that a remedy in damages is adequate.

      6.    Indemnification.

            (a) In addition to, and not in lieu of, any right or remedy available to HMI at law or in equity (which, in the case of Group 32's material breach of this Agreement shall be deemed to include rescission), Group 32 hereby indemnifies and holds harmless HMI and its officers and directors from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following ("Indemnified Matter"):

                  (i) Any misrepresentation, breach or failure of any warranty or representation made by Group 32 in this Agreement or pursuant hereto;

                  (ii) Any failure or refusal by Group 32 to satisfy or perform any covenant or agreement; and


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



                  (iii) Any failure by Group 32 to duly and timely file with the appropriate governmental agencies all Tax and other returns and reports required by any Law to be filed by it, and Group 32's failure to prepare and properly complete all such returns and reports.

            (b) With respect to each separate matter or series of matters against which a party ("Indemnitee") is indemnified under this Section 6:

                  (i) Upon Indemnitee's receipt of written documents pertaining to the Proceeding or otherwise underlying such matter or series of matters, or, if such matter or series of matters does not involve a third party claim, after Indemnitee first learns of such matter or series of matters and the amount demanded or claimed in connection therewith, Indemnitee shall give written notice to Group 32 of and copies of such documents and information as it shall have so received.

                  (ii) After a final agreement is reached or a final Judgment is rendered with respect to such matter or series of matters or the amount owing by Group 32 pursuant to this Article XI as a result of such matter or series of matters, is otherwise determinable in whole or in part, Indemnitee shall give notice to Group 32 of the amount owing by Group 32 ("Indemnification Amount") with respect to such matter or series of matters ("Indemnification Payment Notice").

                  (iii)  Group  32  shall  pay  the  Indemnification  Amount  to
Indemnitee (or to such Person as Indemnitee instructs) within ten (10) days after the Indemnification Payment Notice was given.


      7. Additional Loans. Any funds advanced by HMI to Group 32 between the date of this Agreement and the date on which there is a closing under the Plan of Reorganization shall be made on the same terms and conditions as the Loans, including being secured under the terms of that certain Security Agreement dated February 19, 1997, between Group 32 Corporation and HG32 Incorporated (whose interest in such Security Agreement has been transferred to HMI).

      8.    Miscellaneous.

            (a) Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, and addressed as set forth below:

      If to Group 32:               Group 32 Corporation
                          6950 Cypress Road, Top Floor
                            Plantation, Florida 33317

      With a copy to:



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      If to HMI:                Hirel Marketing, Inc.
                                650 S.W. 16th Terrace
                                Pompano Beach, Florida 33069
                                Attn: Michael Duggan, President

      With a copy to:           Ruden, McClosky, Smith, Schuster & Russell, P.A.
                                200 East Broward Boulevard
                                15th Floor
                                Ft. Lauderdale, Florida 33301
                                Attn: Thomas O. Katz, Esq.


            (b) Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

            (c) Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

            (d) Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

            (e) No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

            (f) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

            (g) Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.


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            (h)  Headings.  The article and section  headings  contained in this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

            (i) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

            (j) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

            (k)   Arbitration.

                  (i) The parties hereto agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims hereunder (the "Disputes"). Nothing in this Section 8(k) shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 8(k), the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Florida Arbitration Code.

                  (ii) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after delivery of such notice, the party delivering such notice (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by commencing arbitration proceedings under the Commercial Arbitration Rules of the American Arbitration Association and delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein.

                  (iii) The arbitrator(s) will be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each party shall submit a proposed arbitration award (including proposed findings of fact) within fifteen (15) days of the conclusion of the arbitration hearing. The arbitrator shall select one of the proposed arbitration awards (including proposed findings of fact) in its entirety and both parties shall be bound by its terms. The cost of the arbitration will be divided equally between each party.


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



                  (iv) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall use their best efforts to conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered no later than ninety (90) business days after the delivery of the Notice of Arbitration nor later than twenty (20) days following conclusion of the arbitration hearing. The Final Determination must be signed by the arbitrator. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

                  (v) The parties to such arbitration may enforce any Final Determination in any state or federal court having jurisdiction over the dispute.

            (l) Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

            (m) Remedies. Each of the parties acknowledges and agrees that in the event that a party hereto shall violate any of the restrictions or fail to perform any of the obligations hereunder, the other parties will be without adequate remedy at law and will therefore be entitled to enforce such restrictions or obligations by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies it may have at law or in equity.

            (n) Confidentiality. Except for discussions of the transactions contemplated by this Agreement among the parties hereto and their respective representatives and counsel participating in this transaction, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, or the fact that HMI and Group 32 have entered into discussions or negotiations for any purpose whatsoever, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.



                        THIS SPACE INTENTIONALLY BLANK

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




      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

                              GROUP 32 CORPORATION


____________________________              By:________________________________

----------------------------

                              HIREL MARKETING, INC.


____________________________              By:________________________________

----------------------------





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



                                    JOINDER

      The undersigned, as shareholders of Group 32, hereby join in the foregoing Agreement for the purpose of representing and warrantying to HMI the following:

            (a) Each of the Shareholders has reviewed the Plan, and by the execution of this Joinder to the Agreement each of the Shareholders hereby approves the Plan, and waives any of the procedural requirements set forth in
Section 607.1202, Florida Statutes;

            (b) The Shareholders agree to execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement in their capacity as directors, officers and shareholders of Group 32, including, but not limited to, executing any consents in lieu of a directors' and/or shareholders' meeting. The Shareholders each hereby appoint HMI, with full power of substitution, each of their true and lawful proxy, in the name, place and stead of each such Shareholder, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record, publish and/or file any shareholder consents required of the Shareholders pursuant to applicable law to carry out the intent of this Agreement or the Plan, including, but not limited to, Section 607.1202, Florida Statutes. The foregoing grant of authority is an Irrevocable Proxy coupled with an interest in favor of HMI and shall be irrevocable unless and until this Agreement or the Plan is terminated.

            (c) Tolson agrees that upon the consummation of the Reorganization he will enter into an employment agreement with HMI on the compensation terms described in Section 2 of this Agreement and in accordance with the form of Employment Agreement attached as an exhibit to the Plan of Reorganization.



                                EDWARD T. TOLSON



                                VINCENT SCHUBERT



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